                                                                Exhibit 3.1 (BC)

                             ARTICLES OF ASSOCIATION

                                       of

                         OAHU TRANSPORT COMPANY, LIMITED

                                    --------

      These ARTICLES OF ASSOCIATION, made and entered into this 15th day of April, 1947, by and between W. F. DILLINGHAM, J. C. WALKER, C. J. HENDERSON, G.
W. SUMNER and HEATON L. WRENN, all residents of Honolulu, Island of Oahu, Territory of Hawaii,

                                   WITNESSETH:

      That said parties hereto, desiring to become incorporated as a corporation in accordance with the laws of the Territory of Hawaii, do hereby associate themselves together and unite and form a corporation, and do make and enter into the following Articles of Association, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all others who from time to time hereafter may hold stock in the corporation.

                                       I.
                     The name of the corporation shall be -

                        OAHU TRANSPORT COMPANY, LIMITED.

                                      II.

      The principal office of the corporation shall be located at Honolulu, Island of Oahu, Territory of Hawaii. The corporation may have such other offices within and without the Territory of Hawaii as its business may from time to time require.

                                      III.

      The purposes for which the corporation is organized and its powers in connection therewith are as follows:

            (a) To purchase or otherwise acquire, own, hire, maintain and operate by any motive power that can be used for the purpose automobiles, aircraft, and any and all forms of self-propelled vehicles for the transportation of passengers, baggage and freight and to charge and receive compensation for such transportation;

            (b) To purchase or otherwise acquire, lease, own, maintain and operate such grounds and buildings as it may need or desire for garages, repairs, shops, machine shops, offices, storage rooms, warehouses, piers, jetties, depots, terminal facilities, waiting rooms or for any other purposes whatsoever;

            (c) To purchase, sell and deal in goods, wares and merchandise which are necessary or convenient in the construction, maintenance, repair, operation and/or use of busses, automobiles, trucks, trailers and motor vehicles of all kinds, transportation equipment of all kinds, piers, jetties, wharves, warehouses, buildings and bridges of or for the corporation;

            (d) To carry on the trade or business of warehousemen, removers, storers, packers and carriers of personal property of every kind; to issue warrants to persons warehousing goods with the corporation, and to lend money upon the security of such goods;

            (e) To establish and maintain lines of steam and other ships between any ports which may seem to the company expedient, and generally to transport passengers, mail, troops, munitions of war, livestock, meat, grain and other produce and merchandise of all kinds, and to purchase, charter, hire, build or otherwise acquire ships and vessels accordingly;

            (f) To conduct the business of stevedoring; to load and unload ships, cars, lighters and barges; to store freight and materials of all kinds and descriptions; to buy and sell trucks, wheelbarrows, hoisting machinery, donkey engines, draft animals and all kinds of apparatus and appliances useful, necessary or convenient to the proper transaction of the business of stevedores, to acquire or lease ships, barges, lighters, and other vessels and shares or interests therein, and to operate, lease out, hire or charter ships or other vessels, or its interests therein; to carry on the business of ship owners, ship brokers, insurance brokers, managers of shipping property, freight contractors, barge owners, lightermen, forwarding agents, wharfingers and general traders;

            (g) To supply, maintain and operate passenger and freight terminal facilities, including docks, wharves, bulkheads, basins, tugs, floats, lighters and other shipping, wharfage and lighterage for the receipt, delivery, storage or handling of freight; terminal warehousing, terminal ways, terminal stations and stores and terminal factory and show room facilities, including power, light, heat and machinery;

            (h) To open, take on lease, purchase or otherwise acquire, operate or use quarries for the purpose of obtaining rock and other material necessary or convenient in the construction, maintenance, repair, operation and/or use of piers, jetties, wharves, warehouses, buildings and/or bridges of or for the corporation, and to manufacture, purchase, sell and/or deal in quarry products and by-products;

            (i) To manufacture busses, trailers, automobiles, trucks and motor vehicles of all kinds for use by the corporation, and/or for sale;

            (j) To own, use, and operate any and all kinds of facilities and equipment for receiving and transmitting messages or other intelligence between mobile stations, between mobile and fixed stations, between land stations and land and sea stations anywhere within or outside of the Territory of Hawaii, by any means, medium, power or method, whether now or hereafter known, invented, discovered, developed or used;

            (k) To construct, own, maintain and operate factories, foundries and mills for the construction and manufacture of any materials which the corporation may need in the operation of its business and/or for sale;

            (l) To act as agent of any other corporation or corporations or as manager of the business and affairs of any other corporation or corporations, and in such connection to exercise powers and authority on behalf of any other corporation or corporations, including ministerial, executive, discretionary and/or managerial powers, all on such terms and conditions as may be agreed between the corporation and such other corporation or corporations;

            (m) To carry on and conduct any and every kind of general contracting and construction business, including specifically, but without limitation of the generality of the foregoing, the designing, constructing, enlarging, repairing, removing or otherwise engaging in any work upon buildings, roads, highways, airfields, bridges, and all other structures;

            (n) To manufacture or otherwise produce building materials and supplies and other materials and. supplies used in the operation of a general contracting and construction business;

            (o) To buy, take leases of or otherwise acquire, hold, use, improve, develop, grant, bargain, convey, lease, mortgage or otherwise dispose of, and in every other manner deal in and with, real property and any interests and rights therein;

            (p) To buy, hire, or otherwise acquire, produce, manufacture, sell, assign, transfer, pledge and otherwise dispose of, and in every other manner deal in and with, personal property of whatever nature, tangible or intangible, including specifically but without limitation of the generality of the foregoing licenses, patents, trade-marks, bonds, notes, choses in action and other evidences of indebtedness, and shares of the capital stock and obligations of public and private corporations, and to purchase, invest in, hold and sell shares of its own stock;

            (q) To act as agent for the purchase, sale and handling of goods, wares and merchandise of any and all types and descriptions, and to exercise any of the powers mentioned in these Articles of Association for the account of the corporation and/or as factor, agent, consignee, broker, contractor, attorney, commission agent or otherwise for and on behalf of any person, firm, association or corporation, one or more;

            (r) To borrow money and to incur indebtedness without limit as to amount, and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and/or personal property of the corporation, then owned and/or thereafter to be acquired, and/or to issue bonds, debentures, debenture stock, warrants, notes or other obligations without any such security;

            (s) To draw, make, accept, endorse, discount, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments, to loan money to others, with or without security, and to guarantee the debts or obligations of others and go security on bonds of others, provided however, that nothing herein shall be deemed to authorize the corporation to engage in the banking, surety or bonding business;

            (t) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon similar corporations organized under the laws of Hawaii;

            (u) To enter into, make, perform and carry out contracts of every kind for any lawful purpose with any person, firm, association or corporation, one or more; and

            (v) To carry out the foregoing purposes and to exercise the foregoing powers or any thereof in Hawaii and/or any or all other states, territories, districts, colonies and dependencies of the United States of America, and/or in any and all foreign countries, and/or on the high seas.

      The foregoing clauses shall each be construed as purposes and powers and the matters expressed in each clause or any part of any clause shall be in no wise limited by reference to or inference from any other clause or any other part of the same clause and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                      IV.

      In accordance with the laws of the Territory of Hawaii made and applicable to corporations formed thereunder, the corporation shall be entitled and shall have the power -

            (a) To have succession by its corporate name for the term of fifty
      (50) years from the date of these Articles of Association, and thereafter as extended by authority of law;

            (b) To sue and be sued in any court;

            (c) To make and use a common seal, and alter the same at its pleasure;

            (d) To hold, purchase and convey such property as the purposes of the corporation shall require, without limit as to amount, and to mortgage, pledge and hypothecate the same to secure any debt of the corporation;

            (e) To appoint such subordinate officers and agents as the business of the corporation shall require;

            (f) To make By-Laws not in conflict with law or these Articles of Association;

and may possess and exercise any and all powers, not inconsistent with law, reasonably incidental to the fulfillment of its purposes as set forth in these Articles of Association or reasonably incidental to the exercise of its powers as set forth therein.

                                       V.

            (a) The amount of the capital stock of the corporation shall be Five Thousand (5,000) shares of common stock without par value.

            (b) The corporation shall have the privilege of extension of said capital stock from time to time to a total amount of not exceeding Twenty-five Thousand (25,000) shares of common stock without par value.

            (c) The Board of Directors is authorized, subject to the pre-emptive rights of the holders of the common stock of the corporation, to provide for the issuance from time to time of authorized but unissued shares of the common stock without par value of the corporation and to approve and determine the consideration for which such shares will be issued and what portions, if any, of such consideration shall be paid-in surplus.

            (d) From time to time the authorized capital stock of the corporation may be increased and additional shares of any class or classes may be issued, and the capital stock of the corporation may be reduced, in accordance and in compliance with applicable statutory provisions and subject to the pre-emptive and other rights of the holders of stock outstanding at the time.

                                      VI.

      There shall be a Board of Directors of the corporation, to consist of a number of members not less than five (5) nor more than eleven (11), who need not be stockholders, who shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the By-Laws, which also may provide for the removal of directors and the filling of vacancies and may contain provisions that the remaining members of the Board of Directors, although less than a majority thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors including temporary vacancies caused by the illness of directors or the temporary absence of directors from the Island of Oahu. Subject to instructions by the stockholders, the Board of Directors shall have full power to control and direct the business and affairs of the corporation and to do and provide for any and every lawful act, whether in the ordinary course of the business of the corporation or otherwise, including specifically, but without limitation of the generality of the foregoing, the power to provide for the purchase by the corporation of such property as the purposes of the corporation shall require, without limit as to amount, the power to provide, without the approval of the stockholders of the corporation or of any percentage thereof, for the incurring by the corporation of debts, without limit as to amount and in excess of the capital stock of the corporation, and the issuance of notes, bonds and other evidences of such debts, and the power to provide for the mortgage, pledge and/or hypothecation of all or any part of the assets of the corporation, including after-acquired assets, as security for any debt or debts of the corporation.

      The Board of Directors may create end appoint and executive committee, composed of directors, of such number as the Board of Directors may determine. The members of said committee may be removed at any time by the Board of Directors, and any vacancies in said committee shall be filled by the Board of Directors. The executive committee shall have and may exercise all the powers of the Board of Directors during the intervals between meetings of the Board of Directors, except - (a) such powers as are granted by statute to the Board of Directors, (b) the powers of the Board of Directors under Article V of the Articles of Association, (c) the power to declare and pay dividends, (d) the power to fill vacancies in the Board of Directors, and (e) such other powers as the Board of Directors may expressly reserve at any time. The executive committee shall act by vote of a majority of its members, and shall keep minutes of each of its meetings which shall be presented at the next succeeding meeting of the Board of Directors. The Board of Directors may adopt rules and regulations not inconsistent herewith prescribing the powers of the executive committee and the manner in which they shall be exercised.

                                      VII.

      The officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary. Any two of the offices of Vice-President, Treasurer and

Secretary may be held by the same person. There may also be a Manager and such subordinate officers, including assistant treasurers and assistant secretaries, as the business of the corporation may require. The officers, subordinate officers and manager shall hold office and may be removed as may be prescribed by the By-laws. No officer, manager or subordinate officer need be a stockholder or a director of the corporation,

                                     VIII.

            (a) No contract or other transaction between the corporation and any other corporation or any firm, association, or other organization, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are parties to such contract or transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other corporation or any such firm, association or other corporation, provided that the interest of such director or officer shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the corporation who is pecuniarily or otherwise interested in or is a director or officer or member of such other corporation or any such firm, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor officer of the corporation, being so interested in any such contract, transaction, or act of the corporation which shall be approved by the Board of Directors of the corporation, nor any corporation, firm, association, or other organization in which such director, or officer may be interested, shall be liable or accountable to the corporation, or to any stockholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction, or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

            (b) Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation, including any corporation which owns all or substantially all of the shares of the capital stock of the corporation, without regard to the fact that he may also be a director or officer or stockholder of or otherwise interested in or connected with such subsidiary or affiliated corporation; and no contract or other transaction entered into by and between the corporation and any such subsidiary or affiliated corporation shall be affected or invalidated by the fact that any director or officer of the corporation may also be a director, officer, or stockholder of or otherwise interested in or connected with such subsidiary or affiliated corporation, or by the fact that said contract or transaction may be entered into by officers of the corporation or may be authorized or ratified by the vote of directors who may also be directors, officers or stockholders of or otherwise interested in or connected with such subsidiary or affiliated corporation.

                                      IX.

            (a) No director or officer of the corporation shall be liable to the corporation for any loss or damage suffered by it on account of any action or omission by him as such director or officer, unless such person shall, with respect to such action or omission, be or have been guilty of negligence toward the corporation or wilful misconduct toward the corporation in the performance of his duties as such director or officer.

            (b) Each director and each officer of the corporation, and his personal representatives, shall be indemnified by the corporation against all costs and expenses which may reasonably be incurred or paid by him or which may be imposed upon him in connection with any claim against him or with any action, suit, proceeding, investigation or inquiry to which he may be made a party or with which he may be threatened, by reason of or resulting from any action or omission or alleged action or omission by him as such director or officer, and against any amount or amounts which may be paid by him in settlement of any such claim or in settlement of any such action, suit, proceeding, investigation or inquiry or in settlement of any claim on which the same is based, and against any amount or amounts which may be paid by him in satisfaction of any judgment or decree, or order in any such action, suit, proceeding, investigation or inquiry (whether or not he continues to be such director or officer at the time of incurring or paying such costs, expenses or other outlays), other and except any such costs, expenses and other outlays incurred or paid in connection with any action or omission as to which such director or officer shall have been guilty of negligence toward the corporation or wilful misconduct toward the corporation in the performance of his duties as such director or officer. In case there is a final adjudication in any such action or suit or proceeding that such director or officer was, or that such director or officer was not, guilty of such negligence or wilful misconduct, the Board of Directors and each director and officer of the corporation may conclusively rely thereupon; and in the absence of any final adjudication to such effect in any such action or suit or proceeding, the Board of Directors and each director and officer of the corporation may conclusively rely upon an opinion of legal counsel, selected by or in manner designated by the Board of Directors, that such director or officer was, or that such director or officer was not, guilty of such negligence or wilful misconduct.

     (c) The immunity from liability and the indemnity provided for in this
ARTICLE IX shall be in addition to any rights to which any director or officer of the corporation may otherwise be or become entitled, by law or pursuant to vote of the stockholders of the corporation or otherwise. Any person who serves as a director or officer of the corporation shall be deemed to do so in reliance upon the provisions of this ARTICLE IX.

                                       X.

      The names of the persons who are to act as the initial directors and officers of the corporation, upon its incorporation, are as follows:

         J. C. WALKER            -     President and Director

         W. F. DILLINGHAM        -     Director

         C. J. HENDERSON         -     Director

         FREDERICK SIMPICH, JR.  -     Director

         G. W. SUMNER            -     Director

         H. P. DAHLQUIST         -     Vice-President and Treasurer

         HEATON L. WRENN         -     Secretary

      IN WITNESS WHEREOF, said parties have hereunto set their hands the day and year first above written.

                                       /s/ J. C. Walker
                                       -----------------------------------------

                                       /s/ W. F. Dillingham
                                       -----------------------------------------

                                       /s/ G. W. Sumner
                                       -----------------------------------------

                                       /s/ Heaton L. Wrenn
                                       -----------------------------------------

                                       /s/ C. J. Henderson
                                       -----------------------------------------

TERRITORY OF HAWAII)         )
                             )ss.
City and County of Honolulu  )

      On this 15th day of April 1947, before me personally appeared W. F. DILLINGHAM, J. C. WALKER, C. J. HENDERSON, G. W. SUMNER and HEATON L. WRENN, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged to me that they executed the same as their free act and deed.

                                        /s/ Helen Sherry
                                        ----------------------------------------
                                        Notary Public, First Judicial
                                        Circuit, Territory of Hawaii
                                        My Commission expires August 9, 1947

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         BUSINESS REGISTRATION DIVISION
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                              ARTICLES OF AMENDMENT
                    (Section 415-61, Hawaii Revised Statutes)

            The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1     The name of the corporation is:

          Oahu Transport Company, Limited
      --------------------------------------------------------------------------

2     The Amendment(s) adopted are attached to these Articles of Amendment

3     The total number of shares outstanding is:      90,000
                                                --------------------------------

4     IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWLNG:

      The meeting of the shareholders was held on
                                                  ------------------------------
                                                  (Month          Day      Year)

--------------------------------------------------------------------------------
                                Number Voting                Number Voting
       Class/Series             For Amendment              Against Amendment
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

5     IF ADOPTION OF THE AMENDMENT(S) WAS BY UNANIMOUS CONSENT, COMPLETE THE
      FOLLOWING:

      By written consent dated     July             22             1987
                               -------------------------------------------------
                                  (Month            Day            Year)

      the shareholders unanimously adopted the amendment(s).

6 If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

7 If amendment(s) effects a change in the amount of the stated capital, give the amount of the stated capital as changed:

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct

Witness our hands this 24th day of July, 1987.

     John H. Hewetson, President                    Tyrus Chang, Treasurer
-------------------------------------       ------------------------------------
      (Type/Print Name & Title)                   (Type/Print Name & Title)

 /s/ John H. Hewetson                        /s/ Tyrus Chang
-------------------------------------       ------------------------------------
       (Signature of Officer)                       (Signature of Officer)

                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

01..7                                                           015-0915-05(Fee)
Rev. 7/87

                 EXHIBIT TO CERTIFICATE OF AMENDMENT OF ARTICLES
                OF ASSOCIATION OF OAHU TRANSPORT COMPANY, LIMITED
                            EXECUTED ON JULY 22, 1987

                            RESOLUTION OF STOCKHOLDER
                       OF OAHU TRANSPORT COMPANY, LIMITED
                              ADOPTED JULY 22, 1987


      RESOLVED, that Article VI of the Articles of Association is amended so that the first sentence reads as follows:

            "There shall be a Board of Directors of the corporation, to consist of a number of members not less than three (3) nor more than five (5), who need not be stockholders, who shall be elected or appointed at such times, in such manner and for each terms as may be prescribed by the By-Laws, which also may provide for the removal of directors and the filling of vacancies and may contain provisions that the remaining members of the Board of Directors, although less than a majority thereof,. may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors including temporary vacancies caused by the illness of directors or the temporary absence of directors from the Island of Oahu."

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         BUSINESS REGISTRATION DIVISION
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                              ARTICLES OF AMENDMENT
                    (Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

            The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows

1     The name of the corporation is:

          Oahu Transport Company, Limited
      --------------------------------------------------------------------------

2 The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3     The total number of shares outstanding is:     90,000
                                                 -------------------------------

4     IF ADOPTION OF THE AMENDMENT(S) WAS AT A MEETING, COMPLETE THE FOLLOWING:

      The meeting of the shareholders was held on
                                                  ------------------------------
                                                   (Month        Day       Year)

--------------------------------------------------------------------------------
                          Number of Shares Voting       Number of Shares Voting
      Class/Series             For Amendment               Against Amendment
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

5     IF ADOPTION OF THE AMENDMENT(S) WAS BY UNANIMOUS CONSENT, COMPLETE THE
      FOLLOWING:

      By written consent dated    April             15             1997
                               -------------------------------------------------
                                 (Month             Day            Year)
      the shareholders unanimously adopted the amendment(s).

6 If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange. reclassification, or cancellation shall be effected.

                                        n/a
      --------------------------------------------------------------------------

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct

Witness our hands this        day of May , 1997.
                       ------

 David W. Perrigo, Vice President-Taxes       Theresa L. Hoover, Asst. Secretary
------------------------------------------    ----------------------------------
         (Type/Print Name & Title)                (Type/Print Name & Title)

  /s/ David W. Perrigo                          /s/ Theresa L. Hoover
------------------------------------------    ----------------------------------
         (Signature of Officer)                     (Signature of Officer)

SIGNATURES MUST BE IN BLACK INK.
ARTICLES MUST BE SIGNED BY TWO INDIVIDUALS WHO ARE OFFICERS OF THE CORPORATION.

                      (See Reverse Side For Instructions)

D1-7                                                                    B14(Fee)
Rev. 7/96

                       ATTACHMENT TO ARTICLES OF AMENDMENT

                                       OF

                         Oahu Transport Company, Limited
                                (Corporate Name)

Fill in applicable blanks(s) and insert text of the amendment.

Article    IV   , Section         (a)      , Subsection                 ,
        --------          -----------------             ----------------
Paragraph         , is amended to red as follows:
          --------


                  "The corporation shall exist in perpetuity;"
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